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                                                                 EXHIBIT (3)(b)





                               CODE OF REGULATIONS
                                       OF

                             FIRSTMERIT CORPORATION


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                               CODE OF REGULATIONS
                                       OF

                             FIRSTMERIT CORPORATION

                                    ARTICLE I
                                   SHAREHOLDER

        SECTION 1 - ANNUAL MEETING. The Annual Meeting of the shareholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at the principal office of the Corporation, or at such other place as may be designated by the Board of Directors and specified in the notice of such meeting within or without the State of Ohio, at such time as the Board of Directors may determine, on the second Wednesday of each April, if not a legal holiday; and, if a legal holiday, then on the next succeeding business day or on such other date as the Board of Directors shall determine.

        SECTION 2 - SPECIAL MEETINGS. Special meetings of the shareholders of the Corporation may be held on any business day, when called by the President, or by the Board acting at a meeting, or by a majority of the directors acting without a meeting, or by persons who hold not less than fifty percent (50%) of all shares outstanding and entitled to vote thereat. Upon request in writing, delivered either in person or by registered mail to the President, or the Secretary, by any persons entitled to call a meeting of shareholders, which request shall state the objects for which the meeting is to be called, and the business considered and transacted at any such meeting called at the request of shareholders shall be confined to the objects stated in such request, such officer shall forthwith cause to be given to the shareholders entitled thereto notice of a meeting to be held on a date not less than seven (7) or more than sixty (60) days after the receipt of such request, as such officer may fix. If such notice is not given within fifteen (15) days after the delivery or mailing of such request, the persons calling the meeting may fix the time of the meeting and give notice thereof in the manner provided by law or provided by these Regulations, or cause such notice to be given by any designated representative.

        SECTION 3 - NOTICE OF MEETINGS. Not less than seven (7) nor more than sixty (60) days before the date fixed for a meeting of shareholders, written notice stating the time, place and purposes of such meeting shall be given by or at the direction of the Secretary or an Assistant Secretary, or any other person or persons required or permitted by these Regulations to give such notice. The notice shall be given by personal delivery or by mail to each shareholder entitled to notice of the meeting who is of record as of the day preceding the day on which notice is given or, if a record date there for is duly fixed, of record as of said date; if mailed, the notice shall be addressed to the shareholders at their respective addresses as they appear on the records of the Corporation. Notice of the time, place and purposes of any meeting of shareholders may be waived in writing, either before or after the holding of such meeting, by any shareholders, which writing shall be filed with or entered upon the records of the meeting. Attendance of any shareholder at a shareholders' meeting without protesting prior to or at the commencement of the meeting, the lack of notice, shall be deemed a waiver by him of notice of such meeting.


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        SECTION 4 - QUORUM; ADJOURNMENT. Except as may be otherwise provided by law or by the Articles of Incorporation, at any meeting of the shareholders, the holders of the shares entitling them to exercise a majority of the voting power of the Corporation present in person or by proxy shall constitute a quorum for such meeting; provided, however, that no action required by law, the Articles, or these Regulations to be authorized or taken by a designated proportion of the shares of the Corporation may be authorized or taken by a lesser proportion; and, provided further, that the holders of a majority of the voting shares represented thereat, whether or not a quorum Is Present, may adjourn such meeting from time to time; if any meeting is adjourned, notice of such adjournment need not be given if the time and place which is adjourned are fixed and announced at such meeting.

        SECTION 5 - PROXIES. Any shareholder entitled to vote at a meeting of the shareholders may vote in person or may be represented and vote by proxy appointed by an instrument in writing, signed by the shareholder or by his duly authorized agent.

        SECTION 6 - APPROVAL AND RATIFICATION OF ACTS OF OFFICERS AND BOARD. Except as otherwise provided by the Articles of Incorporation or by law, any contract, act, or transaction, prospective or past, of the Corporation, or of the Board, or of the officers may be approved or ratified by the affirmative vote at a meeting of the shareholders, or by written consent, with or without a meeting of the holders of shares entitling them to exercise a majority of the voting power of the Corporation, and such approval or ratification shall be as valid and binding as though affirmatively voted for or consented to by every shareholder of the Corporation.

                                   ARTICLE II
                                     SHARES

        SECTION 1 - FORM OF CERTIFICATES AND SIGNATURES. Each holder of shares is entitled to one or more certificates, signed by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer of the Corporation, which shall certify the number and class of shares held by him in the corporation, but no certificate for shares shall be executed- or delivered until such shares are fully paid. When such a certificate is countersigned by an incorporated transfer agent or registrar, the signature of any of said officers of the Corporation may be facsimile, engraved, stamped or printed. Although any officer of the Corporation whose manual or facsimile signature is affixed to such a certificate so countersigned ceases to be such officer before the certificate is delivered, such certificate nevertheless shall be effective in all respects when delivered.

        SECTION 2 - TRANSFER OF SHARES. Shares of the Corporation shall be transferable upon the books of the Corporation by the holders thereof, in person, or by a duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares of the same class or series, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and


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with such proof of the authenticity of the signatures to such assignment and power of transfer as the Corporation or its agents may reasonably require.

        SECTION 3 - LOST, STOLEN OR DESTROYED CERTIFICATES. The Corporation may issue a new certificate for shares in place of any certificate theretofore issued by it and alleged to have been lost, stolen or destroyed, and the Board may, in its discretion, require the owner, or his legal representatives, to give the Corporation a bond containing such terms as the Board may require to protect the Corporation or any person injured by the execution and delivery of a new certificate.

        SECTION 4 - TRANSFER AGENTS AND REGISTRARS. The Board may appoint, or revoke the appointment of, transfer agents and registrars and may require all certificates for shares to bear the signatures of such transfer agents and registrars, or any of them. The Board shall have authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the Corporation.

        SECTION 5 - CLOSING THE TRANSFER BOOKS. For any lawful purposes, including without limitation, the determination of the shareholders who are entitled to:

               (a)    Receive notice of or to vote at a meeting of shareholders;

               (b)    Receive payment of any dividend or distribution;

               (c) Receive or exercise rights of purchase of or subscription for, or exchange or conversion of, shares or other securities, subject to contract rights with respect thereto; or

               (d) Participate in the execution of written consents, waivers or releases,

the Board may fix a record date which shall not be a date earlier than the date on which the record date is fixed and, in the cases provided for in clauses (a),
(b) and (c) above, shall not be more than sixty (60) days preceding the date of the meeting of shareholders or the date fixed for the payment of any dividend or distribution, or the date fixed for the receipt or the exercise of rights, as the case may be. The record date for the purpose of the determination of the shareholders who are entitled to receive notice of or to vote at a meeting of shareholders shall continue to be the record date for all adjournments of such meeting, unless the Board or the persons who shall have fixed the original record date shall, subject to the limitations set forth in this Article, fix another date; and, in case a new record date is so fixed, notice thereof and of the date to which the meeting shall have been adjourned shall be given to shareholders of record as of such date in accordance with the same requirements as those applying to a meeting newly called. The Board may close the share transfer books against transfers of shares during the whole or any part of the period provided for in this Article, including the date of the meeting of shareholders and the period ending with the date, if any, to which adjourned.


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                                   ARTICLE III
                               BOARD OF DIRECTORS

        SECTION 1 - AUTHORITY. Except where the law, the Articles of Incorporation, or these Regulations require action to be authorized or taken by the shareholders, all of the authority of the Corporation shall be exercised by the directors.

        SECTION 2 - NUMBER OF; QUALIFICATIONS; NOMINATIONS. The Board of Directors of the Corporation shall consist of such number of directors as may be determined from time to time by resolution adopted by the shareholders at a meeting called for the purpose of electing directors, but in no event shall the number of directors exceed twenty-four (24). No reduction in the number of the directors shall of itself have the effect of shortening the term of an incumbent director. A director need not be a shareholder of the Corporation.

        Nominations for the election of directors may be made by the Board of Directors or by any shareholder entitled to vote in the election of directors. However, any shareholder entitled to vote in the election of directors at a meeting may nominate a director only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (a) with respect to an election to be held at an Annual Meeting of Shareholders, ninety (90) days in advance of the date established by the Code of Regulations for the holding of such meeting, and (b) with respect to an election to be held at a Special Meeting of Shareholders for the election of directors, the close of business on the seventh (7th) day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated, (b) a representation that the shareholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors, and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

        The Board of Directors shall be divided into three classes as nearly equal in number as possible, with the term of office of one class expiring each year; and at the Annual Meeting of Shareholders in 1988, directors of the first class shall be elected to hold office for a term expiring


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at the next succeeding Annual Meeting; directors of the second class shall be elected to hold office for a term expiring at the second succeeding Annual Meeting; and directors of the third class shall be elected to hold office for a term expiring at the third succeeding Annual Meeting. Thereafter, at each Annual Meeting of shareholders, the successors to the class of directors whose term shall then expire, shall be elected to hold office until the third succeeding Annual Meeting after such election and until their successors are elected and qualified. When the number of directors is changed the newly established directorships shall be apportioned among the classes so as to make all classes as nearly equal in number as possible.

        SECTION 3 - ELECTION OF DIRECTORS; VACANCIES. The directors shall be elected at each Annual Meeting of Shareholders or at a special meeting called for the purpose of electing directors. At a meeting of shareholders at which the directors are to be elected, only persons nominated as candidates shall be eligible for election as directors, and the candidates receiving the greatest number of votes shall be elected. In the event of the occurrence of any vacancy or vacancies of the Board, however caused, the remaining directors, though less than a majority of the whole authorized number of directors, may, by the vote of a majority of their number, fill any such vacancy for the unexpired term.

        SECTION 4 - TERM OF OFFICE; RESIGNATIONS; REMOVAL. Directors shall hold office until the Annual Meeting of Shareholders at which their term expires and until their successors are elected, or until their earlier resignation, removal from office, or death. No director may be removed during the term of office for which he was elected, by shareholders or otherwise, except for good cause, and if removed by shareholders for good cause, only by a vote of two-thirds (2/3) of the shares of capital stock outstanding entitled to vote for directors generally. Any director may resign at any time by oral statement to that effect made at a meeting of the Board or in writing to that effect delivered to the Secretary, such resignation to take effect immediately or at such other time as the director may specify.

        SECTION 5 - MEETINGS. Immediately after each Annual Meeting of the Shareholders, the newly elected directors shall hold an organizational meeting at the place where such Annual Meeting was held, for the purpose of electing officers and transacting any other business. Other meetings of the Board may be held at any time within or without the State of Ohio in accordance with these Regulations, resolutions or other act by the Board. The Secretary shall give written notice of the time and place of all meetings of the Board of Directors, other than the organizational meetings, to each member of the Board at least three (3) days before the meeting. Written notice of meetings of the Board of Directors may be waived in writing by any director. The presence of a director at a meeting of the Board of Directors without protesting, prior to or at the commencement of the meeting, a lack of proper notice shall be deemed a waiver by him of notice of such meeting.





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        SECTION 6 - QUORUM; ADJOURNMENT. A quorum of the Board shall consist of a majority of the directors then in office; provided that a majority of the directors present at a meeting duly held, whether or not a quorum is present, may adjourn such meeting from time to time. If any meeting is adjourned, notice of adjournment need not be given if the time and place to which it is adjourned are fixed and announced at such meeting. At each meeting of the Board at which a quorum is present, all questions and business shall be determined by a majority of those present except as in these Regulations otherwise expressly provided.

        SECTION 7 - APPOINTMENT OF COMMITTEES. The Board of Directors may appoint such committees, in addition to the Executive Committee, as it may consider proper, and such committees shall exercise such powers and duties as the Board from time to time may prescribe.

        SECTION 8 - CONTRACTS. Inasmuch as it is in the best interest of the Corporation to attract as directors men of large and diversified business interests, some of whom are likely to be connected with other corporations with which, from time to time, the Corporation must have business dealings, no contract or other transaction between the Corporation, any other person, corporation or legal entity shall be affected by the fact that directors of the Corporation are partners in, officers or directors of, or otherwise interested in any such other person, corporation or legal entity, provided such contract or transaction shall be approved or ratified by the affirmative vote of a majority of the members of the Board of Directors not so interested

        SECTION 9 - BYLAWS. The Board may adopt bylaws for its own government, not inconsistent with the Articles of Incorporation or these Regulations.

                                   ARTICLE IV
                               EXECUTIVE COMMITTEE

        SECTION 1 - MEMBERSHIP; APPOINTMENT. The Board may appoint not less than eight (8) directors, one of whom shall be the President, who together shall constitute the Executive Committee. The directors may appoint one or more directors as alternative members of the Committee, who may take the place of any absent member or members at any meeting of the Committee. Vacancies in the Executive Committee may be filled at any meeting of the Board.

        SECTION 2 - POWERS; DUTIES. The Executive Committee shall advise with and aid the officers of the Corporation in all matters concerning its interests and the management of its business. When the Board is not in session, the Executive Committee shall have and may exercise all the powers of the Board, so far as such may be delegated legally, with reference to the conduct of the business of the Corporation, except that the Executive Committee shall not take any action to amend the Articles of Incorporation or the Regulations, to elect directors to fill vacancies of the Board, to fix the compensation of directors for services in any capacity, to fill vacancies on the Executive Committee or change its membership, to elect or remove officers of the Corporation, or to declare dividends.


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        SECTION 3 - MEETINGS. Regular meetings of the Executive Committee may be held without call or notice at such times and places as the Executive Committee from time to time may fix. Other meetings of the Executive Committee may be called by any member thereof, either by oral, telegraphic or written notice, not later than the day prior to the date set for such meeting. Such notice shall state the time and place of the meeting and, if by telegraph or in writing, shall be addressed to each member at his address as shown by the records of the Secretary. Upon request by any member, the Secretary shall give the required notice calling the meeting. Written notice of meetings of the Executive
Committee may be waived in writing by any member thereof. The presence of a member thereof at a meeting of the Executive Committee without protesting prior to or at the commencement of said meeting the lack of proper notice, shall be deemed a waiver by him of notice of such meeting.

        SECTION 4 - QUORUM. At any meeting of the Executive Committee, five (5) members shall constitute a quorum. Any action of the Executive Committee to be effective must be authorized by the affirmative vote of a majority of the members thereof present.

        SECTION 5 - RECORD OF MEETINGS. The Executive Committee shall appoint its Secretary, who shall keep the minutes of the meetings of the Executive Committee and cause them to be recorded in a book kept at his office for that purpose. These minutes shall be presented to the Board from time to time for their information.

                                    ARTICLE V
                                    OFFICERS

        SECTION 1 - CHAIRMAN OF THE BOARD; CHAIRMAN AND CHIEF EXECUTIVE OFFICER. If the Board of Directors determines that one of its members should be Chairman of the Board and elects one of its members to that office, he shall preside at all meetings of the Board of Directors and perform such other duties as shall be assigned to him from time to time by the Board of Directors. The Board of Directors may also, in its discretion, designate such Chairman as "Chairman and Chief Executive Officer" of the Corporation, in which event he shall preside at meetings of shareholders as well as the Board of Directors and, subject to the direction and under the supervision of the Board of Directors or Executive Committee, shall have general charge of the business affairs and property of the Corporation, and control over its officers, agents and employees.

        SECTION 2 - ELECTION AND DESIGNATION OF OFFICERS. The Executive Officers of the Corporation shall be a Chairman and Chief Executive Officer (if the Board of Directors, in its discretion, determines to make such appointment), a President, one or more Vice Presidents, a Secretary, and a Treasurer, all of whom shall be elected by the Board at its Annual Meeting. There may also be one or more Assistant Secretaries and Assistant Treasurers, as may from time to time be elected by the Board. The President shall be a director, but no one of the other officers need be a director. Any two (2) or more of such offices may be held by the same person, but no


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officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required to be executed, acknowledged or verified by two (2) or more officers.

        SECTION 3 - TERM OF OFFICE; VACANCIES. The officers of the Corporation shall hold office until the next organizational meeting of the Board and until their successors are elected, except in case of resignation, death or removal. The Board, without prejudice to the contract rights of such officer, may remove any officer at any time, with or without cause, by a majority vote. The Board may fill any vacancy in any office occurring from whatever reason, may delegate to one (1) or more officers any of the duties of any officer or officers and prescribe the duties of any officer.

        SECTION 4 - PRESIDENT; DUTIES. Unless the Board has designated a Chairman of the Board of Directors, the President shall preside at all meetings of the Board. Unless the Board has designated a Chairman and Chief Executive Officer, or if the Chairman and Chief Executive Officer is absent or disabled, or if circumstances prevent the Chairman and Chief Executive Officer from acting, the President shall preside at meetings of shareholders and shall be the Chief Executive Officer of the Corporation and, subject to the direction and control and under the supervision of the Board of Directors and Executive Committee, shall have general charge of the business affairs and property of the Corporation and control over its officers, agents and employees. He shall (subject to the direction of the Chairman and Chief Executive Officer, if such be designated), in general, perform all duties and have all powers incident to the office of President and shall perform such other duties and have such other powers as from time to time may be assigned to him by these Regulations or by the Board of Directors.

        SECTION 5 - VICE PRESIDENT; DUTIES. Each Vice President shall have the powers and duties incident to that office and shall have such other duties as may be prescribed from time to time by the Board of Directors or by the President. In case of the absence or disability of the President, or when circumstances prevent the President from acting, the Vice Presidents of the Corporation shall perform all the duties and possess all the authority of the President and shall have priority in the performance of such duties and exercise of such authority in the order of their first election to office. Each Vice President may sign and execute on behalf and in the name of the Corporation, bonds, contracts, instruments and documents authorized by the Board.

        SECTION 6 - SECRETARY; DUTIES. The Secretary shall attend all meetings of the shareholders and of the Board and act as Secretary thereof, and shall keep the minutes thereof in books of the Corporation provided for that purpose and, when required, he shall perform like duties for the standing committees, if any, elected or appointed by the Board; he shall see that proper notice, when required, is given of all meetings of the shareholders and of the Board; he may sign, with the President or any Vice President, on behalf and in the name of the Corporation, all contracts and other instruments authorized by the Board or the Executive Committee; he may sign or his facsimile signature, with that of the President or one of the Vice Presidents, may be used to sign certificates for shares of the capital stock of the Corporation; he shall keep in safe custody the seal


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of the Corporation and, whenever authorized by the Board or the Executive
Committee, shall attest and affix the seal to any contract or other instrument requiring the same; he shall keep in safe custody all contracts and such books, records and other papers as the Board or the Executive Committee may direct, all of which shall, at all reasonable times, be open to the examination of any director, upon application at the office of the Corporation during business hours, and he shall, in general, perform all the duties usually incident to the office of Secretary, subject to the control of the Board and the Executive Committee.

        SECTION 7 - TREASURER; DUTIES. The Treasurer shall keep or cause to be kept full and accurate accounts of all receipts and disbursements in books belonging to the Corporation, and shall have the care and custody of all funds and securities of the Corporation and deposit such funds in the name of the Corporation in such bank or banks as the Board or the Executive Committee may designate. The Treasurer is authorized to sign all checks, drafts, notes, bills of exchange, orders for the payment of money and any negotiable instruments of the Corporation, but no such instrument shall be signed in blank. He shall disburse the funds of the Corporation as may be ordered by the Board, the Executive Committee, or the President. The Treasurer shall at all reasonable times exhibit the books and accounts to any director and, also, provided the Board or Executive Committee or the President so orders, to any shareholder of the Corporation upon application at the offices of the Corporation by such shareholder during business hours; and he shall give such bonds for the faithful performance of his duties as the Board or the Executive Committee or the President may determine, and he shall perform such other duties as may be incident to his office.

        SECTION 8 - OTHER OFFICERS; DUTIES. The Assistant Secretaries and Assistant Treasurers, if any, in addition to such authority and duties as the Board may determine, shall have such authority and perform such duties as may be directed by their respective principal officers.

                                   ARTICLE VI
                                  COMPENSATION

        The Board, by the affirmative vote of a majority of the directors in office and irrespective of any personal interest of any of them, shall have authority to establish reasonable compensation, which may include pension, disability and death benefits, for services to the Corporation by directors and officers, or to delegate such authority to one or more officers or directors.

                                   ARTICLE VII
                             EXECUTION OF CONTRACTS
                       VOUCHERS AND NEGOTIABLE INSTRUMENTS

        The Board or the Executive Committee may authorize any of the officers of the Corporation or any other person or persons, either singly or with another such officer or person as said Board or Committee may direct, to sign, on behalf of and in the name of the Corporation,


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contracts, indentures, deeds, conveyances, leases, declarations, communications and other instruments and documents, and the Board or the Executive Committee may authorize any of the officers of the Corporation or any other person or persons, either singly or with another such officer or person as said Board or Committee may direct, to sign on behalf of and in the name of the Corporation, manually or by facsimile signature, checks, drafts, notes, bonds, debentures, bills of exchange and orders for the payment of money. In case any of the officers of the Corporation who shall have signed, or whose facsimile signature or signatures shall have been used, as aforesaid, upon any such document, instrument or security shall cease to be such officer of the Corporation before such document, instrument or security shall have been delivered or issued, such document, instrument or security, upon due delivery or issuance thereof, shall be valid and effective as though the person or persons who signed or whose facsimile signature or signatures were used upon such document, instrument or security had not ceased to be such officer of the Corporation.

                                  ARTICLE VIII
                    AUTHORITY TO TRANSFER AND VOTE SECURITIES

        The President and each Vice President of the Corporation are each authorized to sign the name of the Corporation and to perform all acts necessary to effect a transfer of any shares, bonds, other evidences of indebtedness or obligations, subscription rights, warrants, and other securities of another corporation owned by the Corporation and to issue the necessary powers of attorney for the same; and each such officer is authorized, on behalf of the Corporation, to vote such securities, to appoint proxies with respect thereto, and to execute consents, waivers and releases with respect thereto, or to cause any such action to be taken.

                                   ARTICLE IX
                                      SEAL

        The seal of the Corporation shall be circular, about two inches in diameter, with the name of the Corporation engraved around the margin and the word "SEAL" engraved across the center. It shall remain in the custody of the Secretary and it, or a facsimile thereof, shall be affixed to all certificates of the Corporation's shares. If deemed advisable by the Board of Directors, a duplicate seal may be kept and used by any other officer of the Corporation, or by any Transfer Agent of its shares.

                                    ARTICLE X
                                   AMENDMENTS

        The Regulations of the Corporation may be amended or new Regulations may be adopted by the shareholders at a meeting held for such purpose by an affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation on such proposal, or without a meeting by written consent of the holders of shares entitling them to exercise a majority of the voting power on such proposal; provided, however, that Article I,


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Section 2; Article III, Section 2; and Article III, Section 4; and this Article
X may not be amended, rescinded or otherwise modified except upon the affirmative vote of the holders of shares entitling them to exercise two-thirds (2/3) of the voting power of the Corporation at a meeting of shareholders held for such purpose.






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